AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION ON APRIL 5, 2000
                                               REGISTRATION NO. 333-____________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                          ADVANTAGE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



             NEVADA                                           93-1244440
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)





                              1324 S. Mary Avenue
                         Sunnyvale, California  94087
          (Address of Principal Executive Offices, Including Zip Code)

                              Consulting Agreement
                            (Full Title of the Plan)
                              ____________________

                               George J. Bentley
                              1324 S. Mary Avenue
                          Sunnyvale, California  94087
                                 (408) 746-9960
           (Name, Address, and Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE





Title of Securities  Amount to be  Proposed Maximum            Proposed Maximum           Amount of
to be Registered     Registered    Offering Price per Share    Aggregate Offering Price   Registration Fee


Common Stock,
par value $0.001      1,540,000     $ 0.15 (1)                 $231,000                   $60.99


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing market price on March 31, 2000.


                                EXPLANATORY NOTE

Advantage Technologies, Inc., ("ADVV") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, $.001 par value per share, issued to certain selling shareholders.

Under cover of this Form S-8 is a Reoffer Prospectus ADVV prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 1,540,000 shares of common stock acquired by the selling shareholders.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ADVV  will  send  or  give the documents containing the information specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). ADVV does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                               REOFFER  PROSPECTUS

                           ADVANTAGE TECHNOLOGIES, INC.
                               1324 S. MARY AVENUE
                          SUNNYVALE, CALIFORNIA  94087
                               (408)  746-9960

                       1,540,000  SHARES  OF  COMMON  STOCK


The shares of common stock, $0.001 par value per share, of Advantage Technologies, Inc. ("ADVV" or the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to a Consulting Agreement for consulting services that the Selling Shareholders provided to ADVV.

The sales may occur in transactions on the NASD Over-The-Counter market at prevailing market prices or in negotiated transactions. ADVV will not receive proceeds from any of the sale the Shares. ADVV is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

ADVV's common stock is currently traded on the NASD Over-the-Counter Bulletin Board under the symbol "ADVV."

                        ________________________

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page xx.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ________________________

                                  April 5, 2000

                                TABLE OF CONTENTS


Where  You  Can  Find  More  Information          5
Incorporated  Documents                           5
The  Company                                      7
Risk  Factors                                     xx
Use  of  Proceeds                                 xx
Selling  Shareholders                             xx
Plan  of  Distribution                            xx
Legal  Matters                                    xx
Experts                                           xx

                            ________________________

You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

WHERE  YOU  CAN  FIND  MORE  INFORMATION

ADVV is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please  call  the  SEC  at  1-800-SEC-0330 for further information on the Public
Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

The SEC allows ADVV to "incorporate by reference" information into this Reoffer Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

ADVV's Report on Form 8-K, dated April 3, 2000 is incorporated herein by reference. ADVV also incorporates herein by reference the Form 10-SB, as amended, filed by Go Fathom Group, Inc., the Company's predecessor, originally filed on November 17, 1999. In addition, all documents filed or subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, before the termination of this offering, are incorporated by reference.

The Company will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to the Chief Financial Offer at ADVV at ADVV's executive offices, located at 1324
S. Mary Avenue, Sunnyvale, California  94087.
ADVV's telephone number is  (408)  746-9960.

                                THE  COMPANY

BUSINESS

This Reoffer Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this Reoffer Prospectus.

HISTORY

         Advantage Technologies, Inc. (the"Company") was originally organized as a Nevada corporation on September 21, 1993 under the name Logistics Distribution Systems International Group, Inc. Under the Company's management at that time, of which our current management was not a part, the Company's original business was to investigate for possible acquisition various business opportunities. The current management of the Company is not aware of what business, if any, was carried at that time. On November 8, 1995, the Company's name was changed to Vortices, Inc. Under the then current management, the Company's business was the development and marketing of flight simulators to the arcade game market.

         On April 21, 1998, the Company merged with Simulator Systems, Inc., a Nevada corporation, which was the surviving corporation of a prior merger on April 15, 1997 between Simulator Systems, Inc. and Marksmanship Training Centers, Inc., an Oregon corporation.

         After the merger with Simulator Systems, Inc., the business of the Company became the development and marketing of a computerized rifle/pistol simulator which uses real weapons to provide the user with an accurate and realistic shooting experience with the use of live ammunition. The user aims a weapon at a video display screen and fires at a target on the screen. The system also allows the user to obtain a computer printout of shots fired indicating accuracy.

         On April 5, 1999, the Company changed its name to Casino Pirata.com Ltd. In February, 1999, the Company entered into agreements with WorldNet Casinos.com, Inc. pursuant to which the Company owned and operated an Internet gaming website.

         On September 24, 1999, the Company entered into a Share Exchange Agreement and Plan of Reorganization with Advantage Systems, Inc., a California corporation, doing business as American Computer. Pursuant to that Agreement, the Company acquired all of the issued and outstanding common stock of American Computer, which became a wholly-owned subsidiary of the Company. American Computer is a second-tier vendor and marketer of personal computers.

         American Computer was originally formed in 1985. It was originally known as American Cash Register, Inc., which was later shortened to ACR, Inc. and then expanded to American Computer Research, Inc. In 1996, Advantage Systems, Inc. acquired the name, phone and customer lists, inventory, and other assets from American Computer Research, Inc. and commenced business as American Computer.

         On November 18, 1999, the Company changed its name to Advantage Technologies, Inc. On December 1, 1999, the Company conveyed its interest in its Internet gaming website to a newly- formed wholly owned subsidiary operating under the name Casino Pirata.com Ltd.

         The Company is organized as a holding company with two wholly-owned subsidiaries: Advantage Systems, Inc. and Casino Pirata.com Ltd.

BUSINESS AND OPERATING PLAN

         ADVANTAGE SYSTEMS, INC.

         At the present time. the Company's principal business activity will be that of its wholly-owned subsidiary, Advantage Systems, Inc. ("ASI"). Under the trade name of American Computer, ASI is a second-tier vendor and marketer of personal computers. ASI builds high-quality, well-configured, top-of-the-line computers that are reliable and competitively priced. ASI has the opportunity to leverage its current self-sustaining position and realize substantial increases in revenues and profits by expanding its direct sales programs targeting high-growth segments - small- to medium-sized business, small office/home office and mainstream corporate information technology and aggressively scaling-up its already effective "just-in-time" component sourcing and assembly operations.

         The total U.S. market for personal computers is projected to reach $59.6 billion in 1999 and $65.0 billion in 2000, fueled by the Internet, interactive applications, and demand for low-cost, network-ready multimedia machines. The bulk of the personal computer business is conducted in the direct sales channel and through the World Wide Web to which information technology purchasing managers and technology-savvy consumers refer when seeking product information, vendors, and pricing. Second-tier vendors account for about 45 percent of PCs sold, or $31.5 billion in the U.S. The Company believes this could grow to over $120 billion by the year 2000, and ASI is now moving quickly to capture market share where each percent of the business is worth more than $1 billion.

         In pursuit of these objectives ASI has assembled an experienced management team with a record of success in various technology enterprises. Kenney Noel, Vice President of Purchasing, is responsible for ASI's "just-in-time" purchasing model as well as all vendor relationships. Alfonso Reyes, has been in Sales and Marketing for more than ten years and the electronics industry over four years. George Bentley, Vice President Marketing and E-Commerce, founded a successful information technology company and has managed product development, manufacturing, sales, and installation for over thirty seven years.

         ASI builds a wide variety of personal computers for resale under the American Computer name. Six basic systems are currently offered ranging from low-end AMD K6-2 3D 350 MHz processors at $819 for first-time users to sophisticated Intel Pentium 550 MHz Quad Xeon network servers priced up to $14,999. With each basic system, customers can specify processor speed according to price/performance needs. All systems include the latest microprocessors from Intel and American Micro Devices, as well as graphics, multimedia, and networking technologies; video and sound cards, color monitors, CD-ROM drives, DVD-ROM drives, and onboard fax/modems.

         Products

         ASI builds and markets high-quality personal computer systems for corporate networked environments, as well as standalone systems for a wide variety of applications. Overall, the existing product line under our own brand name - American Computer - is in the introductory stage. The technology in our products consists of the latest multimedia sound and video, and Internet/network connectivity running primarily Windows 98 and NT platforms. Six basic products are currently offered:

         o An entry level system called the STUDENT is available in AMD K6-2-3D 350 MHz through AMD K7 Athelon 550 MHz models, ranging in price from $819 to $1,249. All versions include 64 MB RAM, 6.0 GB hard drive, 15-inch color monitor, 8 MB video card 56kbs voice/fax/modem, 44x CD-ROM drive, 32-bit sound card, 120-watt speakers, keyboard, mouse, and Microsoft Windows 98 software.

         o The SCHOLAR product line is available in Intel Pentium III 450 through 600 MHz models, as well as AMD K7-500 and K7-550 models. All versions include 64 MB RAM, 10.0 GB hard drive, 17-inch color monitor, and upgraded versions of the STUDENT feature set. Prices range from $1,019 to $1,269.

         o       The GRADUATE product line features Intel technology throughout,
         13.0 GB hard drive, 8 MB 3-D video card, 44x CD-ROM drive, and 128-bit SoundBlaster sound card, all in a mini-tower case. It is considered a robust system for mature users and offers Pentium III, and AMD K7 versions running at speeds up to 550 MHz. Prices range from $1,379 to $2,079.

         o The PRO-FORMER system series offers most leading-edge technologies. A favorite of software developers and state-of-the-art consumers, it is available in the same versions as the GRADUATE at prices ranging from $1,719 to $2,499 with 128 MB RAM, 18.0 GB hard drive, 17-inch color monitor, 44x CD-ROM drive, 16 MB 3-D video card, and 256-bit SoundBlaster sound card in a mini-tower case.

         o The CAD-PRO II system is configured for engineering and CAD markets, with various Dual Pentium III versions including MMX technology. Prices range from $2,599 to $3,499 with all versions including 256 MB RAM, 18.0 GB hard drive, 21-inch color monitor, and other upgraded features, including bundled MS Windows NT 4.

         o The NETWORK SERVE series is intended as an application or data server expandable to accommodate 100-plus simultaneous users. It offers very fast processing of extremely large data files and astronomical calculations. The NETWORK SERVER comes in single, dual, and quadruple Pentium III and Xeon versions ranging in price from $3,099 to $16,599. All versions feature minimum 256 MB RAM, five 9.0 GB hard drives, 14-inch color monitor, 8 MB video card, an Intel 10/100 Ethernet card, 5 Kbs fax/modem, 44x CD-ROM drive, all in a full tower case. The company also offers a version with up to four Pentium Pro 200s for less than $15,000.

         ASI also sells top-quality name-brand systems for Compaq Computers as a Value Added Reseller. To date sales have been nominal in this relationship which is less than three months old. However, management feels this will uniquely position the company to compete at all levels of Network and Web design, configuration, sales, and installation.

          We plan to follow these products with extensions to our line which include network servers targeted at Internet Service Providers; thin-client PCs targeting corporate, education, and government markets; and high-quality laptop computers with extensive multimedia and Internet connectivity features.

          ASI also offers high-quality laptop computers, and has positioned itself to develop a revenue stream from this highly lucrative $21.5B market. Research estimates anticipate a growth rate of 17.0% through the year 2000. ASI will assemble units with ASI-specified components in accordance with market opportunities.

          A critical factor in the production of our products includes our unique "just-in-time" approach to supply and inventory, which guarantees us the flexibility we need to face this competitive and rapidly changing market. Our business model is unique because if provides a method for assembling the best configuration of final product at a competitive price., provides for a continuous supply of product without the attendant inventory burden, and takes advantage of known and proven marketing methodologies as a major component of its overall business model.

          ASI averaged 50 systems sold per month over the last twelve months. All components are new and fully warranted by the original manufacturer, with direct component costs running 80 percent for systems, 70 percent for off-the-shelf sales. Using TechData, Ingram Micro, Ameriquest, Merisel, and other national distributors for sourcing insures availability of product at the lowest possible price on terms favorable to our operation.

          With sales increasing, ASI will purchase desktops and laptops at higher volume pricing direct from original (white boxes) manufacturers. Pricing will then be relatively flexible versus the competition, and ASI will be better positioned to control volume and maximize profits. The company will also realize significant technical support, warranty, and return merchandise authorization
(RMA) advantages, will be able to acquire components at times when smaller integrators - our primary competition - cannot, and will be better insulated against temporary price swings during periods of product scarcity.

          Marketing

          ASI relies primarily on telemarketing and customer referral to advertise its products for sale and secondarily on the world wide web. This form of advertising results in approximately 20 to 50 systems sales per month directly and 5 to 15 systems per month as referral business.

           The estimated worldwide installed base of x586 or older systems is approximately 125,000,000 units, and those units will be replaced starting in 2000 as totally new chip technologies, operating systems, and software are introduced. Due to its small size, flexibility of operations, and extensive network of suppliers, Advantage Systems is strategically positioned to quickly integrate and bring to market products configured with any new technologies, and therefore capture a major share of the first-adopter market.

          Our target market will be the small to medium sized business and Small Office-Home Office where there is a real need for suppliers who can design and install a networked environment. Traditionally they will buy both the lower-end PC, where price is the primary factor, and the high-end PC, where component technology is the primary factor.

          ASI is basing its strategy on prior experience, as well as research from national trade magazines that provide pricing analysis for specific market segments and data on average system configurations within specific price ranges. By following this research, as well as data collected from its own sales records, ASI is able to optimize configuration and pricing of its systems in positioning versus competition.

          Our target markets do not have substantial seasonal components. Historically, sales are relatively constant throughout the year, with the exception of some downturn from December 20 to January 20 according to industry studies. Our marketing plan will concentrate on generating direct sales through telemarketing with known response potential. ASI will be using telemarketing as its primary advertising vehicle and it's website, www.ampcomp.net as a secondary sales tool. This marketing and sales strategy will drive our primary revenue engine.

          Competition

          ASI competes directly with "second-tier" vendors - emerging companies in the direct marketing channel. These are companies that are now established, have good management teams, are generally well financed, and are moving up to compete with the Top 5: Dell, Gateway, Compaq, IBM, and Micron. Their strengths are size and adaptability. Their weakness is in their inability to manage the increased pressure of financing and rapid growth, causing strained credit lines and supplier relationships, and resulting in loss of focus.

          Because of increased competition from the internet in the form of auction houses and direct sellers whose business models and sales strategies call for selling systems at or below cost, most companies in the "second-tier" have been required to completely re-evaluate the way they do business. ASI has not been exempt from this re-evaluation process.

          The management of ASI believes that to survive and thrive there has to be a value-add component to the offerings of a company in addition to price and quality. Service is clearly the additional component. It comes in the form of "build to order" systems, short delivery dates, flexibility of configuration, price, and performance. All these things are offered in some degree by the competition. We believe that the real value add has to be around the concept of a one stop solution. A place where a customer's hardware needs can be assessed, priced competitively, and delivered quickly, where operating software and networking can be engineered into the equation, including cabling and installation. A place where a customer can not only get computers, but a place that can design your website and have you doing e-business in a short period of time. It is ASI's intent to be a full service, one stop shop.

          ASI's competitive advantage stems from the broad financial, manufacturing, and marketing and sales experience of the management team. The overall quality of our products; our consistently competitive pricing; the strategic advantage of our "just-in-time" components sourcing; the flexible setup envisioned for our assembly operations; and our willingness to embrace change and go where the market is going.

          Due to the competitive nature of the computer industry in general, ASI, like it's competitors, has had to look to other avenues for sales of it's systems outside the traditional print media/direct sales format. ASI has earned the designation from Microsoft Corporation to advertise and hold itself out to be a Microsoft Certified Solutions Provider. This has opened up new revenue potential to ASI in the areas of customer based solutions for networking installation and management, internet and intranet communications, website development and hosting, as well as hardware sales and maintenance.

          Because of the open architecture of the IBM PC clone, ASI is able to compete technically as well as price wise with the biggest to the smallest names in the industry. The latest components are available to ASI as quickly as they are to Compaq, Dell, Gateway and others. With only a slight increase in monthly volume, AST could become eligible to buy direct from many manufacturers, thereby improving its ability to compete.

          Strategy

          ASI's market strategy is to become established as a leading one stop supplier of solutions for information and communications technology which include IBM PC Clones and related components and peripherals which allow end users to perform the task they specify efficiently utilizing the latest technology at very competitive prices. To do this, we will leverage its core competencies, knowledge and expertise in the industry, to achieve market penetration and gain a reasonable and growing market share.

          ASI will need to identify, develop, and train telesales people which reach its pre-identified target market with a direct sells campaign that is effective and conveys the concept of American as a quality alternative to the established system integrators who do not offer the full suite of services found at ASI.

          In order to be competitive, ASI will need to improve its sourcing so as to maximize quality and minimize costs. Products will need to continue to be delivered on time, with costs controlled, marketing budgets managed and assets safeguarded. In addition, personnel with a variety of skills and experience will have to be recruited, trained, and retained.

          Technology

          At present, ASI neither owns nor licenses any technology with respect to its products or services.

          CASINO PIRATA. COM

Through its wholly-owned subsidiary, the Company operates an Internet gaming site under the name Casino Pirata.com. The website address is www.casinopirata.com. The gaming site is operated through a license agreement with WorldNet Gaming, Inc. WorldNet Casinos.com, Inc. ("WorldNet") maintains its headquarters in San Jose, Costa Rica and its U.S. marketing office in Fort Lauderdale, Florida. WorldNet is in the business of developing JAVA(R) based online casino software and licensing "turn-key" Internet casinos. In addition, WorldNet operates two of its own Internet casinos.

The Company has a five (5) year license from WorldNet pursuant to a Software License Agreement dated April 19, 1999. The Company paid WorldNet $150,000.00 for the license rights The license includes the following games: blackjack; slots; pai-gow; video porker; roulette; instant bingo; and baccarat. Under the license, WorldNet provides management services; technical support; marketing; account and billing back office suite to view real-time sales; software upgrades. For these services, WorldNet receives a management fee of 30% of the net win.

WorldNet uses Internet proprietary encoding and processing technology, which allows for security for financial transactions via the Internet. This technology acts as an international currency converter and a secure Internet transaction gateway to financial institutions for on-line merchants. SSL Internet Protocol is used to provide privacy and reliability between he communicating applications. SSL uses 12b bit encryption which ensures server and client authentication through encrypted algorithms and cryptographic keys. WorldNet also provides an additional level of security with an Address Verification System validation, which validates submitted addresses with the casino player's registered address to mitigate the use of stolen credit cards. Each casino player registers on the website and is issued a unique Personal Identification Number. WorldNet accepts both MasterCard and VISA credit cards.

          To date the company has not received any income from this operation. For all practical purposes, access to this site is open to the public, but basically, only individuals with credit cards can gamble immediately. An individual could mail in a check or money order and after some period of time an account could be opened on their behalf, thus allowing them to wager up to the amount of the credit in their account.

          There does appear to be traffic to the website and some wagering activity. Accounting information submitted to management by WorldNet Gaming, Inc, while raw, incomplete, and unsubstantiated indicates some revenues and traffic into the site on a monthly basis. However, all of the hardware, software, and other elements of business control are in the hands of the Franchisor WorldNet Gaming, Inc. To date management of WorldNet Gaming, Inc has been unwilling to allow access to the original source records or to the financial institution with which WorldNet Gaming, Inc operates through.

          Financial control of the entire operation is through a special banking relationship known as a Master Merchant Account Agreement. The Master Merchant Account Agreement, which accommodates credit card transactions, appears to be a wrap-around of an existing Master Merchant Account Agreement between WorldNet Gaming, Inc and an as yet undisclosed foreign bank. The company has tried unsuccessfully to obtain original source account documents from WorldNet Gaming, Inc. Without access to these, determination of financial gain or loss is impossible. Management has considered other legal remedies, however, WorldNet Gaming, Inc. and all of their resources are located outside the United States of America.

          Therefore it is the view of management, at this time, that the franchise agreement with WorldNet Gaming, Inc has no future economic value. Management is in discussions with WorldNet Gaming, Inc and others for the possibility of obtaining it's own software and Master Merchant Account Agreement operated at it's own URL on it's own hardware. There are numerous hurdles to overcome in this regard but the main ones are locating a financial institution amenable to entering into a Master Merchant Account Agreement with CasinoPirata.com for a gaming website, and raising the approximate $1,000,000 necessary to acquire software and hardware with which to setup a site in a host country.

          SIMULATOR SYSTEMS - EXCALIBORE
          ------------------------------

Through the Company's merger, when it was known as Simulator Systems, Inc, with Marksmanship Training Centers, Inc. ("Marksmanship"), the Company acquired the interest of Marksmanship in the development and marketing of an interactive rifle/pistol simulator designed to improve marksmanship skills. The first generation product was known as "Excalibore".

          The product is a computerized system which uses real weapons to provide the user with an accurate and realistic shooting experience without the use of live ammunition. The user aims a weapon at a video display screen and fires at a target on the screen which is chosen from a menu which includes full and half-size silhouettes, both stationary or pop-up and a variety of bull's-eyes.

          The user can select firing ranges from 25 yards to 1,000 yards. A camera device mounted on the barrel of the weapon "sees" the target through the sights of the weapon in the same manner as the target is seen by the user. When a shot is fired, the system instantaneously matches the information derived from the camera alignment (the sight) to the corresponding pixel address on the screen (the target) Algorithms compensate for distance and environmental factors. The instant feedback on where the short hit or missed the target shows the user how to adjust on subsequent shots.

          Actual modified pistols and rifles are used so that the weight and trigger action are real. Simulated recoil and sound lend authenticity to the firing experience. To provide a close simulation of actual weapons fire, the Excalibore has recoil action which is adjustable to the specific weapon attached. Earphones provide the actual sound of a weapon firing and a printer records how far the shots hit or missed the target. The Excalibore is compact in design and can be operated in a six by six foot area using standard AC current.

          Although the management of the Company when it was known as Simulator Systems, Inc. aggressively attempted to market the Excalibore system to a variety of users, including the U.S. armed forces, the Company's current management has decided to cease further marketing efforts at this time.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION.

  REVIEW OF OPERATING RESULTS
  ---------------------------

          The following discussion should be read together with the financial statements and the accompanying notes to the financial statements.

          Operations of the Company for the year ended September 30, 1999 resulted in a net ordinary loss. One segment of the business, Advantage Systems, dba American Computer, had net income from operations for the period, but this was more than offset by the losses incurred in other segments of the Company.

          Most of those losses are attributable to business segments which have been abandoned and discontinued by management, specifically the franchise relationship with WorldNet Gaming and the Excalibore system. While the Company's present management can not be assured that there will be no future losses of the type realized in the current period, management believes these losses were do to a failure by the Company's previous management to investigate business basics before undertaking the WorldNet Gaming franchise and the Excalibore system.

          Management believes that the business plan it has developed for it's primary business segment, Advantage Systems, Inc., is practical and executable on a profitable basis in fiscal year 2000. However, management can make no assurances of profitability. Additionally, management will have to raise significant working capital to achieve these goals. The only practicable way management can do this is through the sale of the Company's stock for which there may be no market.

          Our business plan calls for us to :

o Identify and acquire profitable new business segments by trading company stock
o Attempt to raise working capital from sale of company stock
o Execute on the business plans developed for the current owned business segments
o Vigilantly manage costs and expenses so to as remain competitive

         CAPITAL NEEDS AND FUTURE REQUIREMENTS
         -------------------------------------

         The formation of Advantage Technologies, Inc was undertaken for a number of reasons. These will be fully discussed in the course of the text of this treatment. The primary reason is, as is customary, to segregate diverse business segments into independently functioning operating units for economic, managerial, and legal reasons. The initial and immediate focus of Advantage Technologies, Inc.'s management will be towards its two principal wholly owned subsidiaries. These are the wellspring from which future successes will depend.

         It is also the intent of management to identify and acquire additional operating entities on an ongoing basis. The candidates for acquisition which management will attempt to locate will be primarily new, startup type entities with technology oriented products with uses by large demographic users.

         Because of Management's proximity to the San Francisco Bay Area and the nature of one of it's principal subsidiary's business as a systems integrator, management believes that many such acquisition opportunities will present themselves. While it would not be in the best interest of the company to reveal exactly the type, nature, and qualities of acquisition candidates, generally management will be looking for acquisition candidates which have unique and exploitable proprietary technology applicable to large demographics and potential for vertical integration.

         Management believes that what it has to offer to such candidates is access to capital markets through its status as a publicly traded entity, as well as its managerial depth which will be made available to exploit any opportunities present in an acquisition candidate. Management intends all of its acquisitions to be accomplished with very little, if any cash being exchanged. It is the intent of company management to exchange common stock of Advantage Technologies, Inc. for the stock of the target acquisition.

         With respect to the Company's wholly owned subsidiary, CasinoPirata.com, as reported elsewhere in this filing statement, its principal business activity consists primarily as that of a corporate shell at this time. There are currently no tangible assets, no income, no physical assets, and no direct business activities of an ongoing nature in this corporation. Its intangible assets are determined to be of no value. Management has determined that the franchise agreement held by it and issued by WorldNet Gaming, Inc. Has no economic value.

         While the franchise itself is of no value, management strongly believes that the fundamental underlying business concept is one of enormous business and profit potential. The industry predictions for the gaming business and especially the online gaming industry show tremendous growth potential on a global basis. To date, only a few of the large Las Vegas and Atlantic City and New Jersey gaming establishments have entered into this enormous new area of e-commerce. Most studies show that there is a global market that is significantly larger than the one that is being exploited within the areas of the United States where casino gambling is legal. Management is currently assessing the business opportunity represented here to determine how to best proceed in attempting to gain successful entry into this market.

           Since involving itself in the gaming business by acquiring the franchise with WorldNet Gaming, Inc., the company's management team has changed. The current management team is responsible for determining that the agreement between WorldNet Gaming, Inc. is of no value to the company. In the process of making this determination, a number of important factors were analyzed which gave rise to the determination of worthlessness of the franchise. These same factors were determined to be critical for any company to be successful in the online gaming business.

           Therefore, in order for CasinoPirata.com to be successful in the online gaming business, management has determined that the following conditions, at a minimum, must be satisfied:

         (1) A Master Merchant Account Agreement with an accredited financial institution must be established;

         (2) Proprietary gaming software must be identified and acquired. The software has to be renderable in multiple languages;

         (3) A site must be located and secured in an environment where operating a business of this type is legal;

         (4) Parameters of hardware and software requirements to support peak demand must be determined;

         (5) Technical personnel to operate the hardware and software have to be recruited and trained and put in place. This is a twenty-four hours a day/seven days per week/52 weeks per year business. An attorney with experience in international gaming law must be identified and retained;

         (6) A marketing plan must be developed to drive internet traffic to this site on a global basis and personnel acquired to accomplish these goals;

         (7)  Funds sufficient to accomplish all of the above are required.


         While this not an exhaustive treatment of a business model for online gaming, these are some of the fundamentals which management has determined to be necessary in order to go forward. Management's best estimate of the cost to accomplish all of the above is approximately $1,000,000. Management currently does not have sufficient working capital to undertake online gaming. At this time, management does not have a financing plan. Management is aware that other more established and better financed organizations with expertise in the gaming industry are either already online or are considering entering the online gaming industry.

         With respect to Advantage Technologies, Inc.'s wholly owned subsidiary, Advantage Systems, Inc, its principal business activity consists primarily as that of a systems integrator. However, as a response to increased competition, especially around pricing and dwindling profit margins, Advantage Systems, Inc. has moved in the direction of a Value Added Reseller and service model. In this model, the traditional systems integrator adds branded product lines to their existing proprietary product lines and models, and service, related usually to application software, operating systems software, or website development. Advantage Systems, Inc. continues to be a systems integrator and its' sales of computers consists primarily of its' own brand, "American Computer" systems. However, Advantage Systems has added Compaq and Hewlett Packard to its offerings of hardware. The company also sells a wide variety of Branded Network connectivity products such as Intel, 3COM, CISCO, Bay Networks, SMC, Ascend, and Asante. Advantage Systems, Inc, also has become a Microsoft Certified Solutions Provider.

         This enables the Company to advertise offerings of hardware, installation, networking services and installation of operating systems, including all cabling, switching devices, routers, and hubs, installations with a solid basis and expertise, which the public wants. The profit margins in these service and networking areas are substantially higher than from hardware. This bundle of goods and services can be and is often separated and sold individually, but usually one provides a doorway through which to sell the others.

         In the business model management has developed, the primary target is the small and/or startup business. The reasons for this are that there are numerous such businesses that need the kind of expertise and service which the Company offers on an incremental or part-time basis. These businesses need custom designed as well as "off-the-shelf" hardware solutions such as offered by the Company. These businesses also need internet access and connectivity, including category 5 cabling. Lastly, these business need website development, consulting and design. The Company offers all of these goods and services.

         In this business model, management has determined that duplication for purposes of growth is relatively simple and straightforward. Management's' intent is to develop the techniques we currently use to develop sales leads for our Silicon Valley area to the point of acceptable efficiency. We anticipate less than a year to perfect these techniques. Once we are efficient in the sales lead generation segment, management intends to expand the outside sales force to new communities and open outside sales offices in these newly identified areas.

At this time, management has determined, that all that will be needed is:

(1) The acquisition of the data relating to the demographics which we have established;

(2)      Adequate 1-800 number service;

(3) Apply the same telesales techniques for sales lead generation locale sales office for outside sales personnel;

(4)      Outside sales personnel;

(5)      software and hardware installation technicians for installations.

         All management, purchasing, accounting, support and customer service will be directed from the corporate office in San Jose, California.

         The Company's marketing strategy is relatively simple. We obtain database information relative to the marketing demographic parameters, which we have predetermined. We use professional telesales individuals coupled with a direct mailing of collateral materials to our predetermined demographics. Once a level of interest is established, a professional sales representative is scheduled for an onsite interview with the prospective client where an assessment is made of the client's requirements. Often, in this environment, our sales people are able to offer alternatives which are more effective and at times less expensive. Typically, we do not charge for this consulting service.

         There are incremental costs associated with hiring telesales professionals. Usually, within a short period of time after adding a telesales professional, one or more outside sales professionals have to be added. This results in a slight increase in overhead initially, and it is hoped a significant increase in sales shortly thereafter. We monitor telesales and outside sales to be sure we meet the goals we set from monthly self-assessment sales meetings.

         We are able to keep our investment in inventory low as we utilize just-in-time purchasing and inventory techniques. The largest costs to be financed in this model are the Accounts Receivable/ Work-in-Progress costs. We keep this as low as possible by billing all hardware on delivery. Service work is billed incrementally, beginning with a retainer if the job appears to be longer than thirty days. We also, as a policy, add technical personnel on a full time basis only when the revenue related to that aspect of business justifies the slot. Some of the financing of operations comes from trade creditors. Advantage Systems has been in this business for over 16 years now and we do have favorable terms with most of our suppliers. Another source of financing historically has been from retained profits being put back into the business. It is estimated for every incremental $1,000,000 in gross business, an additional $100,000 in working capital is required. Advantage Systems is projecting a growth of $1,500,000 in sales for the fiscal year-end September 30, 2000. According to this model an additional $150,000 in working capital will be required. Management expects to meet the need in part by retaining earnings from operations. Additionally, management expects to sell common stock to meet these and other cash flow requirements. Management understands that there may not be a market for the stock it expects to offer for sale.

YEARS 2000 COMPLIANCE
---------------------

         Advantage Technologies, Inc. and Advantage Systems, Inc. rely on computers for all of the customary uses that any technology related company would rely upon them. In addition to these concerns, the very nature of our business put us at the front of the problem and the solution. The century date change occurred without incident.

         The Company has sold thousands of systems to the general public over the course of the last sixteen years. While only a fraction of those could result in any exposure to the Company in terms of warranty related problems, none have resulted in a reported claim to the Company.

         This comes as no surprise to management inasmuch as the problem was primarily related to the BIOS (Basic Input/Output System) Programs found onboard all motherboards of IBM PC Clones. Most highend motherboard manufacturers, as well as most BIOS chip manufacturers, made the required corrections early in 1998. All of the legacy systems still in use older than two years could solve the problem by going online and downloading an update patch for their BIOS from the manufacturer well prior to December 31, 1999. To date we have had only one system returned with a potential Y2K problem and it was resolved and returned to the customer within 72 hours with only a small charge to the customer. We anticipate no further material consequences as a result of the century date change.

ACQUISITION  OF  GO FATHOM CONSULTING  AGREEMENT

   On March 31, 2000 the Company entered into a consulting agreement between the Company and the following individual professional persons who acted as consultants to the Company: M. Richard Cutler, Brian A. Lebrecht, Vi Bui, and Asher Starik for services involving consultation, advice and counsel with respect to the negotiation and completion of the stock exchange between Advantage and Go Fathom. In addition to cash compensation, the agreement calls for issuance of a total of 1,540,000 shares of Advantage to be issued to the consultants together with an obligation for the Company to register such shares on Form S-8.

PROPERTY

         The Company maintains its principal administrative and executive offices at 1324 S. Mary Ave., Sunnyvale, CA 94087 consisting of approximately 800 square feet of office space and 600 square feet of assembly and shipping space. The Company expects this facility to be adequate for its needs for the next six months. The Company is now looking for a facility more suited to light-industrial assembly that will accommodate anticipated expansion in the near future.

                                 RISK FACTORS

In this section we highlight some of the risks associated with our business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Reoffer Prospectus.

RISKS RELATED TO OUR BUSINESS

YOU MAY BE UNABLE TO EFFECTIVELY EVALUATE OUR COMPANY FOR INVESTMENT PURPOSES BECAUSE OUR BUSINESS HAS EXISTED FOR ONLY A SHORT PERIOD OF TIME.
We began our current business in 1999. As a result, we have only a limited operating history upon which you may evaluate our business and prospects. In
addition,  you   must  consider  our   prospects  in  light  of  the  risks and
uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

     YOUR INVESTMENT MAY NOT INCREASE IN VALUE UNLESS WE ARE ABLE TO BECOME PROFITABLE. We have incurred losses in our business operation since inception. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

     WE ARE PRESENTLY IN UNSOUND FINANCIAL CONDITION WHICH MAKES INVESTMENT IN OUR SECURITIES HIGHLY RISKY. Our financial statements include an auditor's report containing a modification regarding an uncertainty about our ability to continue as a going concern. Our financial statements also include an accumulated deficit of $1,032,067 as of September 30, 1999 and other indications of weakness in our present financial position. We have been operating primarily through the issuance of common stock for services by entities, including affiliates, that we could not afford to pay in cash. We are consequently deemed by state securities regulators to presently be in unsound financial condition. No person should invest in this offering unless they can afford to lose their entire investment.

     OUR BUSINESS DEPENDS ON A FEW KEY INDIVIDUALS AND MAY BE NEGATIVELY AFFECTED IF WE ARE UNABLE TO KEEP OUR KEY PERSONNEL. Our future success depends in large part on the skills, experience and efforts of our key marketing and management personnel. The loss of the continued services of any of these individuals could have a very significant negative effect on our business. In particular, we rely upon the experience of George J. Bentley, our President and Chief Executive Officer. We do not currently maintain a policy of key man life insurance on any of our employees or management team.

     OUR BUSINESS PLAN REQUIRES ADDITIONAL PERSONNEL AND MAY BE NEGATIVELY AFFECTED IF WE ARE UNABLE TO HIRE AND RETAIN NEW SKILLED PERSONNEL. Qualified personnel are in great demand throughout our industry. Our success depends in large part upon our ability to attract, train, motivate and retain highly skilled sales and marketing personnel and other senior personnel. Our failure to attract and retain the highly trained technical personnel that are integral to our direct sales, product development, service and support teams may limit the rate at which we can generate sales and develop new products and services or product and service enhancements. This could hurt our business, operating results and financial condition.

     OUR TECHNOLOGY BUSINESSES OWN PROPRIETARY TECHNOLOGY AND OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT THAT TECHNOLOGY. The unauthorized reproduction or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us for it. This could have a material adverse effect on our business, operating results and financial condition. We have relied primarily on the use of trade secrets to protect our proprietary technology, which may be inadequate. We do not know whether we will be able to defend our proprietary rights because the validity, enforceability and scope of protection of proprietary rights in Internet-related industries are uncertain and still evolving. Moreover, the laws of some foreign countries are uncertain and may not protect intellectual property rights to the same extent as the laws of the United States. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk.

     WE WILL INCUR SIGNIFICANT EXPENSES IF OTHER COMPANIES CLAIM WE HAVE INFRINGED ON THEIR PROPRIETARY RIGHTS. Although we attempt to avoid infringing known proprietary rights of third parties, we are subject to the risk of claims alleging infringement of third party proprietary rights. If we were to discover that any of our products violated third party proprietary rights, there can be no assurance that we would be able to obtain licenses on commercially reasonable terms to continue offering the product without substantial reengineering or that any effort to undertake such reengineering would be successful. We do not conduct comprehensive searches to determine whether the technology used in our products infringes patents, trademarks, tradenames or other protections held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management from our business. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling our products. Any of these events could have a material adverse effect on our business, operating results and financial condition.

     IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL IN THE FUTURE, WE MAY NOT BE ABLE TO STAY IN BUSINESS. Currently, our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to promote our products and services, engage in and exploit potential business opportunities and otherwise maintain our competitive position. Since we intend to grow our business rapidly, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, our business may be seriously harmed or even terminated.

RISKS  RELATED  TO  THIS  OFFERING  AND  OWNERSHIP  OF  OUR  STOCK.

     OUR BOARD OF DIRECTORS CAN ISSUE PREFERRED STOCK WITHOUT SHAREHOLDER CONSENT AND DILUTE OR OTHERWISE SIGNIFICANTLY AFFECT THE RIGHTS OF EXISTING SHAREHOLDERS. Our articles of incorporation provide that preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The board of directors may authorize and issue preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control, because the terms of preferred stock that might be issued could potentially prohibit the consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock.

     YOU MAY NOT BE ABLE TO SELL YOUR STOCK, OR MAY BE FORCED TO SELL AT REDUCED PRICES, BECAUSE THE MARKET FOR OUR COMMON STOCK IS VERY VOLATILE. Our stock is presently trading on the OTC bulletin board maintained by Nasdaq under the symbol ADVV. Nevertheless, there has been limited volume in trading in the public market for the common stock, and there can be no assurance that a more active trading market will develop or be sustained. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in our operating results, announcements of technological innovations or new products and/or services by us or our competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions.

     YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE OF THE PENNY-STOCK RULES. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has

- net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,

- net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or

- average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years.

Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     FORWARD LOOKING STATEMENTS. Except for historical information, the discussion in this registration statement contains some forward-looking statements that involve risks and uncertainties. These statements may refer to our future plans, objectives, expectations and intentions. These statements may be identified by the use of the words such as expect, anticipate, believe, intend, plan and similar expressions. Our actual results could differ materially from those anticipated in such forward-looking statements.

                               USE  OF  PROCEEDS

ADVV will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The Shares of the Company to which this Reoffer Prospectus relates are being registered for reoffers and resales by the Selling Shareholders, who acquired the Shares pursuant to a compensatory benefit plan with ADVV for consulting services they provided to ADVV. The Selling Shareholders may resell all, a portion or none of such Shares from time to time.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of March 31, 2000, the number of Shares owned, the number of Shares registered by this Reoffer Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.





                   NUMBER OF      NUMBER OF                    % OF SHARES
                   SHARES         SHARES         NUMBER OF     OWNED BY
SELLING            OWNED          REGISTERED BY  SHARES OWNED  SHAREHOLDER
SHAREHOLDERS       BEFORE SALE    PROSPECTUS     AFTER SALE    AFTER SALE
-----------------  -------------  -------------  ------------  ------------

M. Richard Cutler  1,126,125 (1)        500,500       625,625          2.3%
-----------------  -------------  -------------  ------------  ------------

Brian A. Lebrecht       346,500         154,000       192,500  less than 1%
-----------------  -------------  -------------  ------------  ------------

Vi Bui                  259,875         115,500       144,375  less than 1%
-----------------  -------------  -------------  ------------  ------------

Asher Starik            962,500         770,000       192,500  less than 1%
-----------------  -------------  -------------  ------------  ------------




(1) Of such shares, 625,625 are held by MRC Legal Services, LLC. M. Richard Cutler is the beneficial owner of MRC Legal Services, LLC.

                              PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Reoffer Prospectus in one or more transactions on the Over-the-Counter Bulletin Board maintained by the NASD, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

In addition to any Shares sold hereunder, the Selling Shareholders may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

There is no assurance that the Selling Shareholders will sell all or any portion of the Shares offered.

The Company will pay all expenses in connection with this offering other than the legal fees incurred in connection with the preparation of this registration statement and will not receive any proceeds from sales of any Shares by the Selling Shareholders.


                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Robert Laskowski, Esq.


                                     EXPERTS

The balance sheets as of September 30, 1999 and 1998 and the statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1999 have been incorporated by reference in this Registration Statement in reliance on the report of Timothy L. Steers, Certified Public Accountant, LLC, given on the authority of that firm as experts in accounting and auditing.

                                    PART  II

             INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

(i)     Registrant's  Form 8-K for an event on March 31, 2000, filed on April 3,
2000.

(ii) Registrant's Form 10-SB, as amended (in the name of Go Fathom Group, Inc., the Company's predecssor), originally filed on November 17, 1999.

(iii) All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     The Shares were issued for advisory and legal services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM  8.     EXHIBITS

*2.1 Articles of Merger and Plan of Merger dated April 21, 1998 between Vortices, Inc. and Simulator Systems.

*2.2 Share Exchange Agreement and Plan of Reorganization dated September 24, 1999 , and amendment thereto, between Casino Pirata.com Ltd, Advantage Systems, Inc. and the shareholders of Advantage Systems, Inc.

*3.1 Articles of Incorporation of Advantage Technologies, Inc. and Amendments thereto.

*3.2              Articles of Incorporation of Advantage Systems, Inc.

*3.3              Articles of Incorporation of CasinoPirata.com Ltd.

*3.4              Bylaws of Advantage Technologies, Inc.

*3.5              Bylaws of Advantage Systems, Inc.

*3.6              Bylaws of Casino Pirata.com Ltd.
 5                Opinion  of  Robert Laskowski, Esq.
 10.1             Consulting  Agreement  dated  March  31,  2000.
 23.1             Auditor's Consent
________________________
*  Incorporated  by  reference  to  ADVV's  Form  8-K,  filed  on April 3, 2000.

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 5, 2000.



ADVANTAGE TECHNOLOGIES, INC.


/s/ George J. Bentley

By:     George J. Bentley
Its:    President and  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




  /s/ George J. Bentley
-------------------------------------------------------
George J. Benley, President, Chief Executive Officer and Director



  /s/  Kenney F. Noel
-------------------------------------------------------
Kenney F. Noel, Secretary and Director



  /s/  Yoshi Iwagami
-------------------------------------------------------
Yoshi Iwagami, Director



  /s/  Corinna A. Stolp
-------------------------------------------------------
Corinna A. Stolp, Director



  /s/  Matthew L. Dodson
-------------------------------------------------------
Matthew L. Dodson, Director